ACQUISITION AGREEMENT


Agreement dated as of 11/25/97 between Big Tex Enterprises, Inc., a Nevada corporation ("Buyer") on behalf of its shareholders, and Kanakaris Internet Works, a Delaware corporation ("Seller") on behalf of its shareholders.

The parties wish to provide for Seller's sale of the Shares to Buyer and Buyer's purchase of the Shares from Seller on the terms and conditions of this Agreement.

The parties agree as follows:

         1.       The Acquisition.

                  1.1 Purchase and Sale Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, Seller shall sell the Shares to Buyer, and Buyer shall purchase the Shares from Seller, free and clear of all encumbrances. Buyer shall change it's name to .

                  1.2 Purchase Price. Purchaser will exchange 7,000,000 shares of its restricted stock for all of the outstanding capital stock of Kanakaris. 3,000,000 of the shares will be provided by Nelson Vasquez, the current President, along with medalion guaranteed stock powers, and the other 4 million shall be issued from treasury. 1 million of the 4 million shares to be issued from treasury shall be preferred stock which is convertible to common stock with 3 to 1 voting rights over all common stock. The authorized common stock of the corporation consists of 100,000,000 shares.

                  1.3 At the time of the closing, which is to occur prior to 12-17-97, Big Tex will have available to it $50,000.00 which is to be arranged by its current investors for the benefit of Kanakaris.

                  1.4 Following the closing, the current investors of Big Tex will use their best efforts to generate an additional $450,000.00 in investment in the company over a 12 month period from closing.

         2.       The Closing.

                  2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Shawn Hackman, Esq. 1600 E. Desert Inn Rd. #206-A, Las Vegas, NV 89109 no later than the close of business (Las Vegas time) on 12/17/97, or at such other place, date and time as the parties may agree in writing.

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                  2.2      Deliveries by Seller. Seller shall deliver the
                           following to Buyer:

                           (a) Within 3 months following the closing Seller shall deliver Certificates representing the Shares, duly endorsed for transfer to buyer and accompanied by any applicable stock transfer tax stamps; Seller shall cause Big Tex Enterprises, Inc. to change those certificates for, and to deliver to Buyer at the Closing, a certificate representing the Shares registered in the name of Buyer (without any legend or other reference to any Encumbrance).

                           (b) At closing, the Seller shall deliver the documents contemplated by Section 3.

                           (c) At Closing, Seller shall deliver all other documents, instruments and writings required by this Agreement to be delivered by Seller at the Closing and any other documents or records relating to Kanakaris's business reasonably requested by Buyer in connection with this Agreement.

                  2.3 Deliveries by Buyer. At the Closing, Buyer shall deliver the following to Seller:

                           (a)      The shares as contemplated by section 1.

                           (b)      The documents contemplated by Section 4.

                           (c) All other documents, instruments and writings required by this Agreement to be delivered by Buyer at the Closing.

         3.       Conditions to Buyer's Obligations.

The obligations of Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Buyer:

                  3.1      Representations, Warranties and Agreements.

                           (a) The representations and warranties of Seller set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Seller shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) Buyer shall have received a certificate to that effect signed by an authorized representative of Seller.

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                  3.2      Resignations of Director. Resignations have hereby
                           been requested of all directors of Big Tex
                           Enterprises, Inc. and its Subsidiaries and such directors shall have submitted their resignations or been removed effective as of the Closing Date.

                  3.3 The new Board will be appointed on closing, and shall consist of such Board members as are appointed by Seller.

         4.       Conditions to Seller's Obligations.

The obligations of Seller to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Seller:

                  4.1      Representations, Warranties and Agreements.

                  (a) The representations and warranties of Buyer set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and (c) Seller shall have received a certificate to that effect signed by an officer of Buyer.

         5.       Representations and Warranties of Seller.

Seller represents and warrants to Buyer that, to the Knowledge of Seller (which limitation shall not apply to Section 5.3) and except as set forth in the Disclosure Letter:

                  5.1 Organization of Seller; Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Seller and this Agreement constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

                  5.2 No Conflict as to Seller. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Shares to Buyer will (a) violate any provision of the certificate of incorporation or by-laws of Seller or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would

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                           constitute a default) under any agreement to which
                           Seller is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Seller.

                           (b) an unaudited consolidated summary balance sheet of Kanakaris and its Subsidiaries as at 9/30/97 (the "Balance Sheet"), as well as consolidated summary statements of operating results and cash generation for the three months ending thereon. Such financial statements and notes fairly present the consolidated financial condition and results of operations of Kanakaris and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, except, in the case of the Balance Sheet and the accompanying statements, for audit adjustments and the absence of footnotes.

                  5.5 Title to Properties. Either Kanakaris or one of its Subsidiaries owns all of the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Kanakaris or any of its Subsidiaries since the date of the Balance Sheet.

                  5.6 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Kanakaris or its Subsidiaries are, in all respects, material to the business or financial condition of Kanakaris and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.

                  5.7 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Kanakaris or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of Big Tex and its Subsidiaries, taken as whole, or which would require a payment by Big Tex or its Subsidiaries in excess of $2000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Kanakaris nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Big Tex and its Subsidiaries, taken as a whole, or which would require a payment by Big Tex or its Subsidiaries in excess of $2000 in the aggregate.

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                  5.8      Absence of Certain Changes. Since the date of the
                           Balance Sheet, neither Kanakaris nor any of its Subsidiaries has:

                           (a) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Kanakaris and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

                           (b)      made any change or amendment in its
                                    certificate of incorporation or by-laws, or other governing instruments;

                           (c) issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

                           (d) borrowed any funds (other than from Seller or Big Tex or one of its Subsidiaries) or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

                           (e) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

                           (f) prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

                           (g) cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

                           (h) made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2000 in the aggregate;

                           (i) written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2000;

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                           (j)      other than the ordinary course of business,
                                    incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Kanakaris and its Subsidiaries taken as a whole.

                  5.9 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of Kanakaris and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.

                  5.10 Brokers or Finders. Seller has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the shares to Buyer.

                  5.11 Transactions with Directors and Officers. Kanakaris and its Subsidiaries do not engage in business with any Person (other than Seller) in which any of Kanakaris's directors or officers has a material equity interest. No director or officer of Kanakaris owns any property, asset or right which is material to the business of Kanakaris and its Subsidiaries, taken as a whole.

                  5.12 Borrowing and Guarantees. Except for advances from Buyer, Kanakaris and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

         6.       Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

                  6.1 Organization of Buyer; Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

                  6.2 Conflict as to Buyer. Neither the execution and delivery of this Agreement nor the performance of Buyer's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of Buyer, (b) violate, be in conflict with, or constitute a default (or an event which, with notice of lapse of time or both, would constitute a default) under any agreement or commitment to which

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                           Buyer is party or (c) violate any statue or law or
                           any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Buyer.

                  6.3 Brokers or Finders. Buyer has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

                  6.4 Purchase for Investment. Buyer is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

         7.       Access and Reporting; Filings With Governmental Authorities.

                  7.1 Access. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause Kanakaris to, (a) give Buyer and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Kanakaris and its Subsidiaries and to the books and records of Kanakaris and its Subsidiaries, (b) permit Buyer to make inspections thereof, and (c) cause its officers and its advisors to furnish Buyer with such financial and operating data and other information with respect to the business and properties of Kanakaris and its Subsidiaries and to discuss with Buyer and its authorized representatives the affairs of Kanakaris and its Subsidiaries, all as Buyer may from time to time reasonably request.

                  7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, Seller shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, Kanakaris, except for the acquisition of the Shares by Buyer.

                  7.3 Publicity. Between the date of this Agreement and the Closing Date, Seller and Buyer shall, and Seller and buyer shall cause Big Tex to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

                  7.4 Confidentiality. Prior to the closing Date (or at any time if the Closing does not occur) buyer shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all nonpublic

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                           information obtained by Buyer pursuant to Section
                           7.1. Following the Closing, Seller shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to Big Tex and its Subsidiaries. This Section 7.7 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, Buyer shall return to Seller, or destroy all information it shall have received from Seller or Kanakaris in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Seller and Buyer shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Section 7.1 and 7.6 to comply with the provisions of this Section 7.7.

         8.       Conduct of Kanakaris's Business Prior to the Closing.

                  8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Seller shall cause Kanakaris and its Subsidiaries to conduct their business in all material respects in the ordinary course.

                  8.2 Business Organization. Between the date of this Agreement and the Closing Date, Seller shall use its reasonable efforts, and shall cause Kanakaris and each of its Subsidiaries to use its respective reasonable efforts, to (a) preserve substantially intact the business organization of Kanakaris and each of its Subsidiaries and keep available the services of the present officers and employees of Kanakaris and each of its Subsidiaries, and (b) preserve in all material respects the present business relationships and good will of Kanakaris and each of its Subsidiaries.

                  8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, Seller shall not cause or permit any amendment of the certificate of incorporation or by-laws (or other governing instrument) of Kanakaris or any of its Subsidiaries, and shall cause Kanakaris and each of its Subsidiaries not to:

                           (a) issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

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                           (b)      sell or otherwise dispose of any Equity
                                    Securities of Kanakaris or any of its
                                    Subsidiaries, or create or suffer to be
                                    created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of Kanakaris or any of its Subsidiaries;

                           (c) reclassify, split up or otherwise change any of its Equity Securities;

                           (d) be party to any merger, consolidation or other business combination;

                           (e) sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Kanakaris and its Subsidiaries, taken as a whole, except in the ordinary course of business.

                  8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, Seller shall cause Kanakaris and each of its Subsidiaries not to:

                           (a) borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money other than borrowings from Seller, Big Tex or another of its Subsidiaries;

                           (b) create any material Encumbrance on any of its material properties or assets;

                           (c) except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

                           (d) make any capital expenditure or acquire any property or assets (other than raw materials and supplies) for a cost in excess of $2,000 in any one case or $5,000 in the aggregate;

                           (e) enter into any agreement that materially restricts Kanakaris or any of its Subsidiaries from carrying on its business;

                           (f) pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance sheet; or

                           (g) cancel any material debts or waive any material claims or rights.

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         9.       Survival of Representations and Warranties; Indemnification.

                  9.1 Survival. No representation or warranty contained in this Agreement or in any certificate of document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2, 5.3 (only as to Seller), 5.10, 6.1, 6.2, 6.3, 6.4 (the
                           "Surviving Representations and Warranties").

                  9.2 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer and Big Tex and shall reimburse Buyer and Big Tex for any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Seller in this Agreement or (b) any failure by Seller to perform or comply with any agreement in this Agreement.

                  9.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and shall reimburse Seller for any Damages arising from or in connection with (a) any inaccuracy in any of the Surviving representations and Warranties of Buyer in this Agreement, (b) any failure by Buyer to perform or comply with any agreement in this Agreement, except that after the Closing, no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, (c) any claims arising from the conduct of the business of Kanakaris and the Subsidiaries after the Closing and (d) any payments made by Seller after the Closing pursuant to any guaranty by Seller of any obligation of Big Tex or any of its Subsidiaries (other than as contemplated by Section 2.4). Buyer shall use its best efforts to obtain Seller's release from any such guaranties.

         10.      Termination.

                  10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

                           (a) By written agreement of Seller and Buyer at any time.

                           (b) By Seller, by notice to Buyer at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

                           (c) By Buyer, by notice to Seller at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

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                           (d)      By Buyer or Seller, by notice to the other
                                    at any time after 12-17-97.

                  10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall terminate without any liability or further obligation of any party to another.

         11.      Notices.

All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties).

(a)      If to Buyer or Big Tex:            (b)      If to Seller:
c/o Shawn F. Hackman, Esq.                  Kanakaris Communications
1600 E. Desert Inn Rd. #206-A               29350 Pacific Coast Highway Suite 12
Las Vegas, NV 89109                         Zuma Beach Terrace, Malibu, CA 90265
Telecopier No.: 702-732-2253                Telecopier No.: 310-589-2632
Attention: Shawn F. Hackman                 Attention: Alex Kanakaris

         12.      Miscellaneous.

                  12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

                  12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

                  12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, including the Letter of Intent (but shall not effect the provisions of the letter dated November 19, 1997 between Seller and Big Tex, which shall be terminated upon the

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                           Closing), and is intended (with the documents
                           referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

                  12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                  12.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

                  12.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that buyer may assign its rights (but not its obligations) under this Agreement to its wholly-owned Subsidiary without the consent of Seller, provided that, after the Closing, no consent of Seller shall be needed in connection with any merger or consolidation of Buyer with or into another entity.

                            Big Tex Enterprises, Inc.
                            -------------------------


                                            /S/ DOUGLAS ANSELL
                                            --------------------------------
                                            By Douglas Ansell-Vice President



                            Kanakaris Communications
                            ------------------------



                                            /S/ ALEX KANAKARIS
                                            ---------------------------------
                                            By Alex Kanakaris-President & CEO

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